UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 5, 2026

Carnival Corporation Ltd.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation or organization)

001-9610
(Commission File Number)

59-1562976
(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428
(Address of principal executive offices) (Zip code)

(305) 599-2600
(Registrant’s telephone number, including area code)

Carnival Corporation
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.01 par value)	CCL	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 5, 2026, Carnival Corporation Ltd. (the “Company”) issued a notice of redemption for all of the $500,000,000 aggregate principal amount of its 7.000% First-Priority Senior Secured Notes due 2029 (the “2029 Notes”) to be redeemed on August 15, 2026 (the “Redemption Date”) at a redemption price equal to 103.50% of the principal amount of the 2029 Notes. Because the Redemption Date will fall on an interest payment date, accrued and unpaid interest will be paid to the holders registered as such at the close of business on July 31, 2026 (the record date preceding the August 15, 2026 interest payment date). On June 25, 2026, pursuant to the indenture governing the 2029 Notes, the collateral securing the 2029 Notes fell away upon the Company’s receipt of a second investment grade credit rating, resulting in the 2029 Notes becoming unsecured.

The Company is furnishing the information in Item 7.01 of this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION LTD.

By:	/s/ David Bernstein
Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer

Date: August 5, 2026